NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Fourth Quarter 2025 Highlights Versus Prior Year
•Net Sales of $1,766 million, up 7% as reported, and 5% in constant currency
•Gross Margin of 45.9%, a decrease of 480 basis points; Adjusted Gross Margin of 46.0%, a decrease of 480 basis points
•Operating Income of $141 million, a decrease of $17 million; Adjusted Operating Income of $160 million, a decrease of $1 million
•Net Income of $106 million, a decrease of $35 million
•Earnings per Share of $0.34 compared to $0.42 per share; Adjusted Earnings per Share of $0.39 compared to $0.35 per share
Full Year 2025 Highlights Versus Prior Year
•Net Sales of $5,348 million, down 1% as reported and in constant currency
•Gross Margin of 48.7%, a decrease of 210 basis points; Adjusted Gross Margin of 48.9%, a decrease of 200 basis points
•Operating Income of $546 million, a decrease of $148 million; Adjusted Operating Income of $620 million, a decrease of $118 million
•Net Income of $398 million, a decrease of $144 million
•Earnings per Share of $1.24 compared to $1.58 per share; Adjusted Earnings per Share of $1.41 compared to $1.62 per share
•Repurchased $600 million of shares, including $188 million of shares in the fourth quarter
Business Highlights
•Signed agreement to acquire full ownership of Mattel163 mobile games studio, subject to customary closing conditions
•Announces $150 million of strategic investments to accelerate organic growth
•Company issues 2026 guidance
•Board authorizes new $1.5 billion share repurchase program, which is expected to be completed by 2028

EL SEGUNDO, Calif., February 10, 2026 – Mattel, Inc. (NASDAQ: MAT) today reported fourth quarter and full year 2025 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “We achieved strong topline growth in the fourth quarter and consumer demand was positive in every region for both the quarter and full year, but December gross billings in the U.S. ended up growing less than expected. Our international business was positive for the year and we gained market share in key categories globally.”
Mr. Kreiz continued, “2026 will be an important year for Mattel as we implement our new brand-centric strategy to grow our IP-driven play and family entertainment business. We expect growth to be led by innovation in toys, major partnerships with leading IP owners, and an inflection in entertainment, with two movie releases and an expansion of digital games, amplified by the full acquisition of Mattel163 mobile games studio. We are making strategic investments that will impact the bottom line this year but are intended to accelerate growth in top and bottom lines in 2027 and beyond.”
Paul Ruh, CFO of Mattel, added: “We are tracking ahead of our 3-year $200 million savings target and are now projecting approximately $50 million of savings in 2026, bringing the total program target to $225 million. In the fourth quarter, we refinanced $600 million of debt and maintained our investment grade rating. Our balance sheet is strong and we ended the year with over $1.2 billion of cash, after repurchasing $600 million of shares. We have acquired more than $1.2 billion of shares in the last 3 years, representing approximately 18% of shares outstanding and just announced a new program to acquire another $1.5 billion shares, which we expect to complete by the end of 2028.”

NEWS RELEASE
Financial Overview
Fourth Quarter 2025
Net Sales
Net Sales were $1,766 million, up 7% as reported, and 5% in constant currency, versus the prior year’s fourth quarter. The increase in Net Sales as reported was driven by a 5% increase in North America and an 11% increase in International. The increase in Net Sales in constant currency was driven by a 5% increase in both North America and International.
Gross Margin
Reported Gross Margin decreased to 45.9%, versus 50.7% in the prior year’s fourth quarter, and Adjusted Gross Margin decreased to 46.0%, versus 50.8%. The decrease in Gross Margin was primarily due to higher discounts, inflation, unfavorable foreign exchange, and the timing lag between mitigating actions and the recognition of tariff costs, partially offset by cost savings.
Operating Income
Reported Operating Income was $141 million, a decrease of $17 million, and Adjusted Operating Income was $160 million, a decrease of $1 million. The decrease in Reported and Adjusted Operating Income was primarily due to lower gross profit, partially offset by lower Adjusted SG&A expenses.
Full Year 2025
Net Sales
Net Sales were $5,348 million, down 1% as reported and in constant currency, versus the prior year. The decrease in Net Sales as reported was due to a 5% decrease in North America, partially offset by a 6% increase in International. The decrease in Net Sales in constant currency was due to a 5% decrease in North America, partially offset by a 4% increase in International.
Gross Margin
Reported Gross Margin decreased to 48.7%, versus 50.8% in the prior year, and Adjusted Gross Margin decreased to 48.9%, versus 50.9%. The decrease in Gross Margin was primarily due to the same factors that impacted fourth quarter Adjusted Gross Margin.
Operating Income
Reported Operating Income was $546 million, a decrease of $148 million, and Adjusted Operating Income was $620 million, a decrease of $118 million. The decrease in Reported and Adjusted Operating Income was primarily due to lower gross profit and higher Advertising expenses, partially offset by lower Adjusted SG&A expenses.
Cash Flow
For the year ended December 31, 2025, Cash Flows Provided by Operating Activities were $593 million, a decrease of $207 million, primarily due to lower net income net of non-cash adjustments and higher working capital usage.
Cash Flows Used for Investing Activities were $155 million, an improvement of $34 million, primarily driven by lower capital expenditures.
Cash Flows Used for Financing Activities and Other were $583 million, an increase of $98 million, primarily due to higher share repurchases in 2025, partially offset by favorable impact of foreign currency exchange rate changes on cash.

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Gross Billings by Category
Fourth Quarter 2025
Worldwide Gross Billings for Dolls were $750 million, up 2% as reported, or flat in constant currency, versus the prior year’s fourth quarter, with Barbie up 2% as reported and flat in constant currency.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $254 million, down 8% as reported, or 10% in constant currency, primarily due to declines in Baby Gear & Power Wheels and Preschool Entertainment.
Worldwide Gross Billings for Vehicles were $652 million, up 20% as reported, or 16% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $381 million, up 16% as reported, or 14% in constant currency, primarily driven by growth in Action Figures, primarily tied to theatrical releases.
Full Year 2025
Worldwide Gross Billings for Dolls were $2,056 million, down 7% as reported and in constant currency, versus the prior year, primarily due to declines in Barbie.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $786 million, down 17% as reported, or 18% in constant currency, due to declines in Fisher-Price, Baby Gear & Power Wheels, and Preschool Entertainment.
Worldwide Gross Billings for Vehicles were $1,995 million, up 11% as reported, or 10% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $1,242 million, up 14% as reported, or 13% in constant currency, primarily driven by growth in Action Figures, primarily tied to theatrical releases, partially offset by a decline in Building Sets.
2026 Guidance
Mattel’s full year 2026 guidance is:

(in millions, except EPS and percentages)	FY2026 Guidance	FY2025 Actual
Net Sales	+3% to 6%*	$5,348
Adjusted Gross Margin	Approx. 50%	48.9%
Adjusted Operating Income	$550 - $600	$620
Adjusted Tax Rate	Approx. 24%	20%
Adjusted EPS	$1.18 - $1.30	$1.41
*In Constant Currency
Mattel’s 2026 guidance includes an expected partial year contribution of approximately $150 million in Net Sales from Mattel163.
To support Mattel’s evolved brand-centric strategy, Mattel’s 2026 guidance includes several targeted, strategic investments in new capabilities and technology to scale business opportunities of approximately $110 million in 2026. These include digital games, first-party data, direct-to-consumer, and breakthrough toy innovation, as well as AI and infrastructure. The company is also planning to invest approximately $40 million primarily in performance-based marketing. In aggregate, these investments will impact Mattel’s Adjusted Operating Income in 2026 and then are expected to be high-ROI and self-funding in 2027 and beyond through accelerated growth in Net Sales and Adjusted Operating Income.
Mattel's guidance considers what the company is aware of today, but is subject to market volatility, unexpected disruptions, including further regulatory actions impacting global trade, and other macro-economic risks and uncertainties.
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Tax Rate, Adjusted EPS, and Free Cash Flow is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.

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Conference Call and Live Webcast
At 5:00 p.m. (Eastern Daylight Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.
Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the Russia-Ukraine war and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation,

NEWS RELEASE
arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel's internal control over financial reporting, or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Report on Form 10-Q for the three months ended March 31, 2025, and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-K is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financials – Quarterly Results.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income and Adjusted Operating Income Margin
Adjusted Operating Income and Adjusted Operating Income Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of changes to certain deferred tax assets and related valuation allowances, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses and the impact of inclined sleeper product recalls. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the impact of changes to certain deferred tax assets and related valuation allowances and the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant

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currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global play and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, Polly Pocket®, and Barney®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
Greg Gilbert	Catherine Frymark
gregory.gilbert@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended December 31,						For the Year Ended December 31,
(In millions, except per share and percentage information)	2025		2024		% Change as Reported	% Change in Constant Currency	2025		2024		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,766.5		$1,646.4		7%	5%	$5,347.6		$5,379.5		-1%	-1%
Cost of Sales	956.1	54.1%	810.9	49.3%	18%		2,742.0	51.3%	2,645.5	49.2%	4%
Gross Profit	810.4	45.9%	835.5	50.7%	-3%	-4%	2,605.7	48.7%	2,734.1	50.8%	-5%	-5%
Advertising and Promotion Expenses	254.5	14.4%	257.2	15.6%	-1%		522.0	9.8%	507.3	9.4%	3%
Other Selling and Administrative Expenses	414.8	23.5%	420.0	25.5%	-1%		1,537.2	28.7%	1,532.5	28.5%	—%
Operating Income	141.1	8.0%	158.3	9.6%	-11%	-4%	546.4	10.2%	694.3	12.9%	-21%	-20%
Interest Expense	30.7	1.7%	29.4	1.8%	4%		118.7	2.2%	118.8	2.2%	—%
Interest (Income)	(7.7)	-0.4%	(12.0)	-0.7%	-36%		(45.0)	-0.8%	(51.5)	-1.0%	-13%
Other Non-Operating Expense (Income), Net	0.7		(4.3)				13.3		4.5
Income Before Income Taxes	117.4	6.6%	145.2	8.8%	-19%	-17%	459.5	8.6%	622.5	11.6%	-26%	-27%
Provision from Income Taxes	17.2		10.9				89.8		105.6
(Income) from Equity Method Investments	(6.1)		(6.5)				(27.9)		(24.9)
Net Income	$106.2	6.0%	$140.9	8.6%	-25%		$397.6	7.4%	$541.8	10.1%	-27%
Net Income Per Common Share - Basic	$0.35		$0.42				$1.25		$1.59
Weighted-Average Number of Common Shares	305.9		333.6				318.2		340.4
Net Income Per Common Share - Diluted	$0.34		$0.42				$1.24		$1.58
Weighted-Average Number of Common and Potential Common Shares	309.7		336.4				321.8		343.3
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	December 31,
	2025	2024
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$1,242.9	$1,387.9
Accounts Receivable, Net	1,097.6	1,003.2
Inventories	563.1	501.7
Prepaid Expenses and Other Current Assets	227.1	234.1
Total Current Assets	3,130.8	3,126.9
Property, Plant, and Equipment, Net	590.0	516.0
Right-of-Use Assets, Net	319.5	326.4
Goodwill	1,390.2	1,381.7
Other Noncurrent Assets	1,209.9	1,193.0
Total Assets	$6,640.4	$6,544.1

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,428.3	$1,277.7
Income Taxes Payable	29.9	38.0
Total Current Liabilities	1,458.2	1,315.7
Long-Term Debt	2,331.7	2,334.4
Noncurrent Lease Liabilities	268.4	278.2
Other Noncurrent Liabilities	349.1	351.7
Stockholders’ Equity	2,233.0	2,264.1
Total Liabilities and Stockholders’ Equity	$6,640.4	$6,544.1

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	December 31,
	2025	2024
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	56	55

	For the Year Ended December 31,
(In millions)	2025	2024
Condensed Cash Flow Data:
Cash Flows Provided by Operating Activities	$593.3	$800.6
Cash Flows (Used for) Investing Activities	(154.9)	(189.0)
Cash Flows (Used for) Financing Activities and Other	(583.3)	(485.0)
(Decrease) Increase in Cash and Equivalents	$(145.0)	$126.5
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,			For the Year Ended December 31,
(In millions, except percentage information)	2025	2024	Change	2025	2024	Change
Gross Profit
Gross Profit, As Reported	$810.4	$835.5		$2,605.7	$2,734.1
Gross Margin	45.9%	50.7%	-480 bps	48.7%	50.8%	-210 bps
Adjustments:
Severance and Restructuring Expenses	1.7	1.3		7.8	4.3
Gross Profit, As Adjusted	$812.0	$836.7		$2,613.5	$2,738.3
Adjusted Gross Margin	46.0%	50.8%	-480 bps	48.9%	50.9%	-200 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$414.8	$420.0	-1%	$1,537.2	$1,532.5	—%
% of Net Sales	23.5%	25.5%	-200 bps	28.7%	28.5%	20 bps
Adjustments:
Severance and Restructuring Expenses	(15.2)	—		(39.1)	(43.8)
Inclined Sleeper Product Recalls	(2.5)	(1.7)		(26.7)	4.1
Other Selling and Administrative Expenses, As Adjusted	$397.1	$418.3	-5%	$1,471.5	$1,492.7	-1%
% of Net Sales	22.5%	25.4%	-290 bps	27.5%	27.7%	-20 bps

Operating Income
Operating Income, As Reported	$141.1	$158.3	-11%	$546.4	$694.3	-21%
Operating Income Margin	8.0%	9.6%	-160 bps	10.2%	12.9%	-270 bps
Adjustments:
Severance and Restructuring Expenses	16.9	1.3		46.9	48.1
Inclined Sleeper Product Recalls	2.5	1.7		26.7	(4.1)
Operating Income, As Adjusted	$160.4	$161.3	-1%	$620.0	$738.3	-16%
Adjusted Operating Income Margin	9.1%	9.8%	-70 bps	11.6%	13.7%	-210 bps

[1] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended December 31,			For the Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Earnings Per Share
Net Income Per Common Share, As Reported	$0.34	$0.42	-19%	$1.24	$1.58	-22%
Adjustments:
Severance and Restructuring Expenses	0.05	—		0.15	0.14
Inclined Sleeper Product Recalls	0.01	0.01		0.08	(0.01)
Changes to Deferred Tax Assets	—	(0.07)		—	(0.06)
Tax Effect of Adjustments[2]	(0.01)	—		(0.05)	(0.03)
Net Income Per Common Share, As Adjusted	$0.39	$0.35	11%	$1.41	$1.62	-13%

EBITDA and Adjusted EBITDA
Net Income, As Reported	$106.2	$140.9	-25%	$397.6	$541.8	-27%
Adjustments:
Interest Expense	30.7	29.4		118.7	118.8
Provision from Income Taxes	17.2	10.9		89.8	105.6
Depreciation	34.1	35.0		136.5	136.6
Amortization	8.0	7.8		31.5	31.3
EBITDA	196.1	223.9		774.0	934.2
Adjustments:
Share-Based Compensation	18.8	22.0		79.7	79.4
Severance and Restructuring Expenses	16.9	1.3		46.9	48.1
Inclined Sleeper Product Recalls	2.5	1.7		26.7	(4.1)
Adjusted EBITDA	$234.2	$248.9	-6%	$927.3	$1,057.6	-12%

Free Cash Flow
Net Cash Flows Provided by Operating Activities				$593.3	$800.6
Capital Expenditures				(182.0)	(202.6)
Free Cash Flow				$411.3	$597.9

[1] Amounts may not sum due to rounding.
[2] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2025	2024	Change
Tax Rate
Income Before Income Taxes, As Reported	$459.5	$622.5
Adjustments:
Severance and Restructuring Expenses	46.9	48.1
Inclined Sleeper Product Recalls	26.7	(4.1)
Income Before Income Taxes, As Adjusted	$533.1	$666.5

Provision for Income Taxes, As Reported	$89.8	$105.6
Adjustments:
Changes to Deferred Tax Assets	—	21.1
Tax Effect of Adjustments[2]	16.2	10.2
Provision for Income Taxes, As Adjusted	$106.0	$136.9

Tax Rate, As Reported	20%	17%	3 pts
Tax Rate, As Adjusted	20%	21%	-1 pt

	December 31,
	2025	2024
Net Debt
Long-Term Debt	$2,331.7	$2,334.4
Adjustments:
Cash and Equivalents	(1,242.9)	(1,387.9)
Net Debt	$1,088.7	$946.4

[1] Amounts may not sum due to rounding.
[2] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2025	2024	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,331.7	$2,334.4
Adjustments:
Debt Issuance Costs and Debt Discount	18.3	15.6
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$397.6	$541.8	-27%
Adjustments:
Interest Expense	118.7	118.8
Provision for Income Taxes	89.8	105.6
Depreciation	136.5	136.6
Amortization	31.5	31.3
EBITDA	774.0	934.2
Adjustments:
Share-Based Compensation	79.7	79.4
Severance and Restructuring Expenses	46.9	48.1
Inclined Sleeper Product Recalls	26.7	(4.1)
Adjusted EBITDA	$927.3	$1,057.6	-12%

Total Debt / Net Income	5.9x	4.3x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.5x	2.2x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$593.3	$800.6	-26%
Capital Expenditures	(182.0)	(202.6)
Free Cash Flow	$411.3	$597.9	-31%

Net Cash Flows Provided by Operating Activities / Net Income	149%	148%	1 pt
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	44%	57%	-13 pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025	2024	% Change as Reported	% Change in Constant Currency	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,766.5	$1,646.4	7%	5%	$5,347.6	$5,379.5	-1%	-1%

Worldwide Gross Billings by Categories:
Dolls	$750.3	$734.9	2%	—%	$2,056.1	$2,200.5	-7%	-7%
Infant, Toddler, and Preschool	254.0	276.2	-8	-10	786.3	951.3	-17	-18
Vehicles	652.4	543.8	20	16	1,994.6	1,791.2	11	10
Action Figures, Building Sets, Games, and Other	380.9	327.1	16	14	1,242.1	1,090.4	14	13
Gross Billings	$2,037.6	$1,881.9	8%	6%	$6,079.1	$6,033.3	1%	—%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$415.7	$406.0	2%	—%	$1,204.1	$1,350.1	-11%	-12%
Hot Wheels	576.4	481.4	20	16	1,749.7	1,575.0	11	10
Fisher-Price	208.9	206.1	1	-1	622.3	700.8	-11	-12
Other	836.6	788.5	6	4	2,503.0	2,407.4	4	3
Gross Billings	$2,037.6	$1,881.9	8%	6%	$6,079.1	$6,033.3	1%	—%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025	2024	% Change as Reported	% Change in Constant Currency	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$1,020.8	$975.5	5%	5%	$3,001.1	$3,168.1	-5%	-5%

North America Gross Billings by Categories:
Dolls	$466.7	$441.9	6%	6%	$1,201.4	$1,280.1	-6%	-6%
Infant, Toddler, and Preschool	156.1	163.2	-4	-4	463.2	583.3	-21	-21
Vehicles	293.5	255.2	15	15	894.4	860.6	4	4
Action Figures, Building Sets, Games, and Other	212.5	196.8	8	8	703.2	670.6	5	5
Gross Billings	$1,128.8	$1,057.0	7%	7%	$3,262.2	$3,394.6	-4%	-4%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$232.5	$217.4	7%	7%	$650.8	$734.9	-11%	-11%
Hot Wheels	251.9	220.3	14	14	760.6	741.3	3	3
Fisher-Price	129.6	120.7	7	7	369.8	421.3	-12	-12
Other	514.9	498.6	3	3	1,481.0	1,497.0	-1	-1
Gross Billings	$1,128.8	$1,057.0	7%	7%	$3,262.2	$3,394.6	-4%	-4%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2025	2024	% Change as Reported	% Change in Constant Currency	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$443.5	$402.6	10%	3%	$1,342.1	$1,240.4	8%	4%
Latin America	179.0	153.4	17	8	602.5	608.2	-1	-1
Asia Pacific	123.1	114.9	7	8	401.9	362.8	11	12
Net Sales	$745.6	$670.9	11%	5%	$2,346.6	$2,211.5	6%	4%

International Gross Billings by Geographic Area:
EMEA	$554.3	$503.1	10%	3%	$1,642.3	$1,501.4	9%	5%
Latin America	213.3	190.7	12	4	715.7	722.1	-1	-1
Asia Pacific	141.2	131.1	8	8	458.8	415.3	10	11
Gross Billings	$908.8	$824.9	10%	4%	$2,816.8	$2,638.7	7%	4%

International Gross Billings by Categories:
Dolls	$283.6	$293.0	-3%	-9%	$854.7	$920.4	-7%	-9%
Infant, Toddler, and Preschool	97.9	113.0	-13	-18	323.1	368.0	-12	-14
Vehicles	358.9	288.6	24	18	1,100.2	930.5	18	16
Action Figures, Building Sets, Games, and Other	168.4	130.3	29	22	538.8	419.8	28	25
Gross Billings	$908.8	$824.9	10%	4%	$2,816.8	$2,638.7	7%	4%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$183.3	$188.5	-3%	-8%	$553.3	$615.2	-10%	-12%
Hot Wheels	324.4	261.1	24	17	989.0	833.7	19	16
Fisher-Price	79.3	85.4	-7	-13	252.5	279.5	-10	-11
Other	321.7	289.8	11	5	1,022.0	910.3	12	10
Gross Billings	$908.8	$824.9	10%	4%	$2,816.8	$2,638.7	7%	4%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.